UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 24, 2018
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Burlington, N.C., Sept. 24, 2018 - LabCorp® (NYSE: LH) today issued the following statement regarding the decision from the U.S. District Court for the District of Columbia in ACLA v. Azar on Friday, Sept. 21, to dismiss the laboratory industry’s lawsuit to halt implementation of damaging cuts to Medicare reimbursement for lab testing:
“We are deeply disappointed in the district court’s decision and believe that its conclusion that it did not have the authority to act in this matter is erroneous,” said David P. King, chairman and CEO of LabCorp. “It is, however, important that the court stated that ACLA’s arguments raise ‘important questions’ about CMS's data gathering. The court’s refusal to reach the merits of these important questions makes it critical for Congress to act quickly to force CMS to comply with the law as written. We are evaluating all of our options alongside our industry association ACLA and our industry colleagues to help protect Medicare beneficiaries’ continued access to needed lab testing.”

Exhibit Index	Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

September 24, 2018